UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-658-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of Charles River Laboratories International, Inc. (the "Company") held on May 9, 2005, the shareholders approved amendments to the Company’s 2000 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,289,000 to 9,889,000 and to provide that shares related to cancelled awards return to the Plan following such cancellation and be available for future grants.

In connection with the Board of Directors recommendation and approval to increase the number of shares reserved for issuance under the Plan, the Board of Directors elected to terminate the Inveresk stock plans which the Company assumed with the acquisition of Inveresk Research Group in October 2004 to the extent that no future awards would be granted thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 12, 2005	By:	Joanne P. Acford

Name: Joanne P. Acford
Title: Corporate Senior Vice President, General Counsel and Corporate Secretary